UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2016

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2015, the National Telecommunications and Information Administration ("NTIA") requested that VeriSign, Inc. ("Verisign") and the Internet Corporation for Assigned Names and Numbers ("ICANN") develop a proposal detailing how best to transition NTIA's administrative role associated with root zone management in a manner that maintains the security, stability and resiliency of the internet's domain name system. In response to this request, Verisign and ICANN negotiated the terms of a Root Zone Maintainer Service Agreement ("RZMA"), which established both parties' responsibilities associated with maintaining the security, stability and resiliency of the root zone and the root zone management system. Verisign or its predecessor has performed the root zone maintainer functions since 1993, and its systems for doing so sits within, and are protected by, Verisign's infrastructure that has been built for its scaled shared registration system and its domain name system resolution constellation for the .com top-level domain. In the interest of maintaining the security and stability of the root zone and the root zone management system, and also to maintain the security and stability of the internet's domain system, Verisign and ICANN proposed to extend the term of the Registry Agreement for the .com top-level domain (the “Registry Agreement”) to coincide with the eight-year term of the RZMA.

On October 20, 2016, Verisign and the U.S. Department of Commerce (the "DOC") entered into Amendment Number Thirty-Three (33) ("Amendment 33") to the Cooperative Agreement between Verisign and the DOC. Except as modified by Amendment 33, the terms and conditions of the Cooperative Agreement, remain unchanged. Amendment 33 relieves, releases and discharges Verisign from all root zone operation, management and maintenance responsibilities, obligations or requirements under the Cooperative Agreement, including but not limited to, those contained within Amendments 11 and 31. Following this release, the RZMA between Verisign and ICANN became effective.

On October 20, 2016, Verisign and the DOC entered into Amendment Number Thirty-Four (34) ("Amendment 34") to the Cooperative Agreement between Verisign and the DOC. Except as modified by Amendment 34, the terms and conditions of the Cooperative Agreement, remain unchanged. Under the terms of Amendment 34, the DOC approves the amendment to the Registry Agreement as in the public interest, which extends the term of the Registry Agreement to coincide with the eight-year term of the RZMA. In addition, the DOC retains the right to conduct a public interest review for the sole purpose of determining whether the DOC will extend the term of the Cooperative Agreement before it expires on November 30, 2018. Verisign agrees to cooperate with such a review and to work in good faith to reach mutual agreement with the DOC to resolve issues identified in such review and to work in good faith to implement any agreed upon changes as of the expiration of the current term of the Cooperative Agreement.

On October 20, 2016, Verisign entered into an amendment to the Registry Agreement with ICANN, pursuant to which Verisign will remain the sole registry operator of the .com top-level domain through November 30, 2024 (the "Registry Agreement Amendment"). In addition to the extension of the term of the Registry Agreement, the Registry Agreement Amendment (i) commits Verisign and ICANN to cooperate and negotiate in good faith to amend the Registry Agreement by the second anniversary date of the Registry Agreement Amendment in order to preserve and enhance the security of the internet or the .com top-level domain; (ii) commits Verisign and ICANN to cooperate and negotiate in good faith to amend the terms of the Registry Agreement as may be necessary for consistency with changes to, or the termination or expiration of, the Cooperative Agreement between Verisign and the DOC; and (iii) extends the $7.85 price for a .com domain name through November 30, 2024. All other terms and conditions of the existing Registry Agreement remain unchanged, including Verisign's renewal rights under Section 4.2 of the Registry Agreement.

The descriptions of the Registry Agreement Amendment, Amendment 33 and Amendment 34 contained herein are qualified in their entirety by reference to those agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with this Current Report, Verisign posted a frequently asked questions and answers document on its investor relations website https://investor.verisign.com.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Amendment to the .com Registry Agreement between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into on October 20, 2016
10.2	Amendment Number Thirty-Three (33) to the Cooperative Agreement between VeriSign, Inc. and Department of Commerce, entered into on October 20, 2016
10.3	Amendment Number Thirty-Four (34) to the Cooperative Agreement between VeriSign, Inc. and Department of Commerce, entered into on October 20, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: October 20, 2016	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amendment to the .com Registry Agreement between VeriSign, Inc. and the Internet Corporation for Assigned Names and Numbers, entered into on October 20, 2016
10.2	Amendment Number Thirty-Three (33) to the Cooperative Agreement between VeriSign, Inc. and Department of Commerce, entered into on October 20, 2016
10.3	Amendment Number Thirty-Four (34) to the Cooperative Agreement between VeriSign, Inc. and Department of Commerce, entered into on October 20, 2016